Exhibit 99 (a)
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

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IN RE: DELPHI CORPORATION	:	MDLNo. 1725
SECURITIES, DERIVATIVE & “ERISA”	:	Master Case No. 05-md-1725
LITIGATION	:	Hon. Gerald E. Rosen
:
	:	This Document Relates to:
	:	In Re: Delphi Corp. Securities Litig.
	:	No. 06-10026, and Case Nos.
	:	06-10025, 06-10027, 06-10028,
	:	06-10029, 06-10030, 06-10031, and
	:	06-10032
:
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STIPULATION AND AGREEMENT OF SETTLEMENT
WITH CERTAIN DEFENDANTS
     This Stipulation and Agreement of Settlement With Certain Defendants (the “Stipulation”) is submitted in the above-captioned In re: Delphi Corporation Securities, Derivative & “ERISA” Litigation, Master Case No. 05-md-1725 (GER), and relates to In Re: Delphi Corp. Securities Litigation, No. 06-10026 and the other securities actions listed above, pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the United States District Court for the Eastern District of Michigan (the “Court”), this Stipulation is entered into among Lead Plaintiffs Teachers’ Retirement System of Oklahoma, Public Employees’ Retirement System of Mississippi, Raiffeisen Kapitalanlage-Geselleschaft m.b.H., and Stichting Pensioenfonds ABP

(hereinafter “Lead Plaintiffs”) on behalf of themselves and the Class (as defined herein), and Delphi Corporation (“Delphi”), Delphi Trust I and Delphi Trust II; J.T. Battenberg III, John G. Blahnik, Robert H. Brust, Virgis W. Colbert, Alan S. Dawes, David N. Farr, Paul R. Free, Bernd Gottschalk, Susan A. McLaughlin, Oscar de Paula Bernardes Neto, Cynthia A. Niekamp, John D. Opie, Roger S. Penske, Donald L. Runkle, John D. Sheehan, and Patricia C. Sueltz (collectively, the “Delphi Officer and Director Defendants”); and Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Incorporated, Citigroup Global Markets, Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston Corporation), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, and Wachovia Capital Markets, LLC (collectively, the “Underwriter Defendants”).
     A separate consolidated action brought under the Employee Retirement Income Security Act, coordinated in the above-captioned In re: Delphi Corp. Securities, Derivative & “ERISA “ Litigation, Master File No. 05-md-1725 (GER), Case Nos. 05-CV-70882, 05-CV-70940, 05-CV-71030, 05-CV-71200, 05-CV-71249, 05-CV-71291, 05-CV-71339, 05-CV-71396, 05-CV-71397, 05-CV-71398, 05-CV-71437, 05-CV-71508, 05-CV-71620, 05-CV-71897, and 05-CV-72198 (the “Delphi ERISA Action”), is also pending in this Court. The ERISA Action is being settled contemporaneously herewith pursuant to a separate stipulation of settlement.
     It is a condition to the Settlement (as defined herein) that the Delphi Securities Action (as defined herein) and the Delphi ERISA Action be settled contemporaneously and that the Settlement and the settlement of the Delphi ERISA Action be (i) approved by the Court and (ii) approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). It is a further condition to the Settlement that the Bankruptcy Court approve the separate agreement resolving all pertinent claims among Delphi, certain insurance carriers, and certain individuals insured under the relevant insurance policies and obligating such insurance carriers to make the Insurance Payment (defined below) (the “Insurance Agreement”).

     WHEREAS:
     A. Beginning on March 7, 2005, several putative securities class actions were filed in the Court and the United States District Court for the Southern District of New York against Delphi and various other defendants. On June 27, 2005, Judge Naomi Reice Buchwald of the United States District for the Southern District of New York appointed Lead Plaintiffs as lead plaintiffs to prosecute the actions on behalf of all purchasers of Delphi securities during the putative class period and appointed Co-Lead Counsel (defined herein) as lead counsel in the actions (the “Lead Plaintiff Appointment Order”). The actions filed in the United States District Court for the Southern District of New York were consolidated by order of that court, entered September 23, 2005, under the caption In Re: Delphi Corp. Securities Litigation, Master File No. 1:05-CV-2637(NRB).
     B. On September 30, 2005, Lead Plaintiffs filed a Consolidated Class Action Complaint (the “Complaint”) on behalf of all persons and entities who purchased or otherwise acquired publicly traded securities of Delphi, including securities issued by Delphi Trust I and Delphi Trust II, during the period between March 7, 2000 and March 3, 2005, inclusive, against Delphi; Delphi Trust I; Delphi Trust II; the Delphi Officer and Director Defendants; the Underwriter Defendants; J. Michael Losh, Harry J. Pearce, John F. Smith; Deloitte & Touche LLP (“Deloitte”); BBK, Ltd. (“BBK”); SETECH, Inc. (“SETECH”); and JPMorgan Chase & Co. (as successor-in-interest to Bank One Corporation) (“JPMorgan Chase”), alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 promulgated thereunder, and Sections 11, 12(a)(2), and 15 of the Securities

Act of 1933 (the “Securities Act”). The Complaint alleges, among other things, that Delphi, with the participation of others, improperly accounted for various transactions and otherwise made material misstatements regarding its financial condition.
     C. On October 8, 2005, Delphi filed for protection under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court.
     D. On December 12, 2005, the Judicial Panel on Multidistrict Litigation ordered the transfer of the Delphi Securities Action (and other related federal actions, including the Delphi ERISA Action) to this Court for coordinated or consolidated pretrial proceedings. On March 10, 2006, certain defendants moved to dismiss the Complaint. On May 12, 2006, Lead Plaintiffs filed papers in opposition to the motions to dismiss. On June 12, 2006, defendants filed their reply papers in further support of the motions to dismiss. On February 15, 2007, the Court granted Lead Plaintiffs’ motion for partial modification of the discovery stay implemented pursuant to the Private Securities Litigation Reform Act and, on March 21, 2007, denied certain defendants’ motion for reconsideration of that ruling.
     E. On March 14, 2006, Lead Plaintiffs voluntarily dismissed from the Delphi Securities Action defendants J. Michael Losh, Harry J. Pearce, and John F. Smith, who were all former directors of both General Motors Corporation and Delphi.
     F. On April 11, 2005, a putative class action was filed in the United States District Court for the Southern District of Florida against Delphi Trust I, J.T. Battenberg III, Robert H. Brust, Virgis W. Colbert, Alan S. Dawes, David N. Farr, Bernd Gottschalk, Shoichiro Irimajiri, Oscar de Paula Bernardes Neto, John D. Opie, Roger S. Penske, Donald S. Runkle, John D. Sheehan, Patricia C. Sueltz, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, and Wachovia Capital Markets, LLC, under the caption

Bernstein v. Delphi Trust I, et al., No. 9:05-CV-80307 (KLR) (the “Bernstein Action”). The complaint alleged violations of Sections 11 and 15 of the Securities Act in connection with the sale of securities of Delphi Trust I. On July 20, 2005, upon unopposed motion, the Southern District of Florida appointed plaintiff Sidney Bernstein as lead plaintiff in the Bernstein Action and appointed his selection of counsel as co-lead counsel in the Bernstein Action (the “Bernstein Order”). On August 29, 2005, the Southern District of Florida stayed the Bernstein Action pending transfer of all related actions by the multidistrict litigation panel. On October 16, 2006, this Court granted Lead Plaintiffs’ motion to vacate the Bernstein Order and affirmed the Lead Plaintiff Appointment Order. The obligations incurred and releases set forth in this Stipulation as part of the Settlement are in full and final disposition of the Bernstein Action in addition to that of the Delphi Securities Action.
     G. Settling Defendants in the Delphi Securities Action deny any wrongdoing whatsoever, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Settling Defendant with respect to any claim of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Settling Defendants have asserted or would assert.
     H. The parties to this Stipulation recognize that the Delphi Securities Action has been filed by the Lead Plaintiffs and defended by the Settling Defendants in good faith, that the Delphi Securities Action is being voluntarily settled upon advice of counsel, and that the terms of the Settlement are fair, reasonable and adequate. This Stipulation shall not be construed or deemed to be a concession by Lead Plaintiffs or any Class Member of any infirmity in the claims asserted in the Delphi Securities Action or any other action.

     I. Co-Lead Counsel have conducted investigations relating to the claims and the underlying events and transactions alleged in the Delphi Securities Action. Co-Lead Counsel have analyzed the evidence adduced during the pretrial discovery conducted thus far and have researched the applicable law with respect to the claims of the Lead Plaintiffs and the Class against the Settling Defendants and the potential defenses thereto.
     J. The parties recognize that the claims asserted in the Delphi Securities Action, if proved by the Lead Plaintiffs, could have exposed Settling Defendants to a substantial damage award. Accordingly, the parties considered that a resolution of the Delphi Securities Action was advisable from the point of view of all parties.
     K. With the assistance of the Honorable Layn R. Phillips, former United States District Judge, acting as a special master for settlement purposes, Lead Plaintiffs in the Delphi Securities Action, by their counsel, have conducted independent discussions and arm’s-length negotiations with Settling Defendants’ counsel with respect to a compromise and settlement of the Delphi Securities Action and with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class in the Delphi Securities Action.
     L. Based upon their investigation and pretrial discovery as set forth above, Lead Plaintiffs and their counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Lead Plaintiffs and the Class, and are in their best interests, and Lead Plaintiffs have agreed to settle the claims raised in the Delphi Securities Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that the members of the Class will receive from settlement of the Delphi Securities Action, (b) the attendant risks of litigation, (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (d) the sources available to fund any potential judgment in the litigation as a result of the fact that Delphi filed for protection under chapter 11 of the Bankruptcy Code on October 8, 2005.
     NOW THEREFORE, without any admission or concession on the part of Lead Plaintiffs of any lack of merit of the Delphi Securities Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Settling Defendants, it is hereby STIPULATED AND AGREED, by and between the parties to this Stipulation, through their respective counsel, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement herein set forth, that all Settled Claims (as defined herein), as against the Released Parties (as defined herein), and all Settled Defendants’ Claims (as defined herein) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:
DEFINITIONS
     1. As used in this Stipulation, the following terms shall have the following meanings:
          (a) “Allowed Opt-out Claim” means a claim in the Bankruptcy Case by or on behalf of a person who would be a Class Member but for that person’s submission of a valid and timely request for exclusion from the Class and the settlement contemplated in this Stipulation, based on any Settled Claim, and which claim has become an allowed claim in the Bankruptcy Case within the meaning in Delphi’s plan of reorganization in the Bankruptcy Case (the “Delphi Plan of Reorganization”) pursuant to a Final Order of the Bankruptcy Court, any applicable provisions of the Bankruptcy Code and/or Bankruptcy Rules, or any other relevant order entered in the Bankruptcy Case; provided further that any such Allowed Opt-Out Claims shall be classified under the Delphi Plan of Reorganization in the same separate debt and/or equity classes in which the Section 510(b) Claim is classified, and shall be satisfied using Delphi Plan Currency in the same form, ratio, and treatment applicable to general unsecured creditors as provided in the Delphi Plan of Reorganization.
          (b) “Authorized Claimant” means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.
          (c) “Bankruptcy Case” means the chapter 11 cases of Delphi and certain of its affiliates, jointly administered by the Bankruptcy Court as Case No. 05-44481 (RDD).
          (d) “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.
          (e) “Bankruptcy Effective Date” means the business day determined by Dephi in its sole discretion on which all conditions to the consummation of the Delphi Plan of Reorganization have been either satisfied or waived and is the day upon which such plan is substantially consummated, such date being the same as the “Effective Date” as defined in the Delphi Plan of Reorganization.
          (f) “Bar Order” shall have the meaning set forth in ¶¶ 5-6 hereof.
          (g) “Barred Claims” shall have the meaning set forth in ¶ 5 hereof.
          (h) “Barred Persons” shall have the meaning set forth in ¶ 5 hereof.
          (i) “Claims Administrator” means The Garden City Group, Inc. (“GCG”), which shall administer the Settlement.
          (j) “Class” means, for the purposes of this Settlement only, all persons and entities who purchased or otherwise acquired Delphi Securities during the Class Period, and who suffered damages thereby, including all persons and entities who acquired shares of Delphi common stock and preferred stock in the secondary market and all persons or entities who acquired debt securities of Delphi in the secondary market or pursuant to a registration statement. Excluded from the Class are (i) any Defendant; (ii) any member of the family of any of the Delphi Officer and Director Defendants; (iii) any entity in which any Defendant has a controlling interest; (iv) any officer, director or partner of any Defendant or their subsidiary or affiliate; or (v) the legal representatives, heirs, successors and assigns of any such excluded party. Also excluded from the Class are any putative members of the Class who exclude themselves by timely requesting exclusion in accordance with the requirements set forth in the Notice.
          (k) “Class Distribution Order” has the meaning defined in ¶ 14 hereof.
          (1) “Class Member” means a member of the Class.
          (m) “Class Period” means, for the purposes of this Settlement only, the period of time between March 7, 2000 and March 3, 2005, inclusive.
          (n) “Co-Lead Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP, Nix, Patterson & Roach, L.L.P., Grant & Eisenhofer, P. A., and Schiffrin & Barroway Topaz & Kessler, LLP.
          (o) “Court” means the United States District Court for the Eastern District of Michigan.
          (p) “Defendants” means Delphi, Delphi Trust I, Delphi Trust II, the Delphi Officer and Director Defendants, the Underwriter Defendants, the Non-Settling Defendants, Thomas H. Wyman, and Shoichiro Irimajiri.
          (q) “Delphi” means Delphi Corporation.
          (r) “Delphi Consideration” means that amount of Delphi Plan Currency in the same form, ratio, and treatment provided to general unsecured creditors in the Delphi Plan of Reorganization that would be distributed pursuant to this Stipulation to satisfy the Section 510(b)

Claim granted to the Lead Plaintiffs as representatives of the Class pursuant to this Stipulation, but for reduction, if any, for Allowed Opt-Out Claims.
          (s) “Delphi Plan Currency” means the form of consideration to be provided to general unsecured creditors as provided in the Delphi Plan of Reorganization, which could include cash, common stock, debt securities, other securities, or any other kind of consideration.
          (t) “Delphi’s Counsel” means the law firm of Shearman & Sterling LLP.
          (u) “Delphi ERISA Action” means In re: Delphi Corp. Securities, Derivative & “ERISA” Litigation, Master File No. 05-md-1725 (GER), Case Nos. 05-CV-70882, 05-CV-70940, 05-CV-71030, 05-CV-71200, 05-CV-71249, 05-CV-71291, 05-CV-71339, 05-CV-71396, 05-CV-71397, 05-CV-71398, 05-CV-71437, 05-CV-71508, 05-CV-71620, 05-CV-71897, and 05-CV-72198.
          (v) “Delphi Net Consideration” means the Delphi Consideration, reduced by the amount, if any, of Delphi Plan Currency to be distributed to the holders of Allowed Opt-out Claims; provided further that the distribution of the Delphi Net Consideration shall be in full satisfaction of the Section 510(b) Claim granted to the Lead Plaintiffs as representatives of the Class pursuant to this Stipulation, and in full and final resolution of the Settled Claims of the Class against Delphi.
          (w) “Delphi Securities” means publicly traded securities of Delphi, including securities issued by Delphi Trust I and Delphi Trust II.
          (x) “Delphi Securities Action” means In re: Delphi Corp. Securities, Derivative & “ERISA” Litigation, Master File No. 05-md-1725 (GER), and relating to In Re: Delphi Corp. Securities Litigation, No. 06-10026, and Case Nos. 06-10027, 06-10028, 06-10029,

06-10030, 06-10031, and 06-10032, and Bernstein v. Delphi Trust I, et al., No. 2:06-CV-10025 (GER) (formerly No. 9:05-CV-80307 (KLR) (S.D. Fla.)).
          (y) “Effective Date” means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in ¶ 29 hereof.
          (z) “Escrow Agent” means Mellon Bank, or such other institution as the parties may agree, pursuant to an Escrow Agreement to be executed in connection with this Settlement.
          (aa) “Final” or “Finality,” with respect to any Judgment or Alternative Judgment (both defined herein), means: (a) if no appeal is filed, the expiration date of the time provided for under the corresponding rules of the applicable court or legislation for filing or noticing of any appeal from the Judgment; or (b) if there is an appeal from the Judgment, the date of (i) final dismissal of any appeal from the Judgment, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgment; or (ii) the date of final affirmance on an appeal of the Judgment, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgment, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgment following review pursuant to that grant. Any proceeding or order, or any appeal or petition for a writ of certiorari or other form of review pertaining solely to (i) any application for attorneys’ fees, costs or expenses, and/or (ii) the plan of allocation, shall not in any way delay or preclude the Judgment from becoming Final.
          (bb) “Gross Settlement Fund” means (A) the cash amounts to be paid to the Escrow Agent pursuant to ¶ 7 hereof, which consists of (i) the Insurance Payment, including the Contingent Payment; and (ii) One Million, Five Hundred Thousand United States Dollars (U.S. $1,500,000) that the Underwriter Defendants, excepting Bear, Stearns & Co. Incorporated and

Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston Corporation), shall pay to the Escrow Agent (the “Underwriter Defendants’ Payment”); (B) the Delphi Net Consideration; (C) 76.3% of any remaining cash from the National Union Fire Insurance Company of Pittsburg, Pa. Policy No. 931-88-56 after payment of all defense costs incurred as of the entry by the Court of the Order for Notice and Hearing in all material respects (“Insurance Remainder Payment”) and (D) any interest on or other income or gains in respect of these amounts or distributions earned while such amounts or distributions are held by the Escrow Agent.
          (cc) “Insurance Payment” means Eighty Eight Million, Six Hundred Thousand United States Dollars (U.S. $88,600,000) that certain insurance carriers shall pay to the Escrow Agent in the amounts set forth in the Insurance Agreement within ten (10) business days after entry by the Court of an order preliminarily approving the Settlement. Of the Eighty Eight Million, Six Hundred Thousand United States Dollars (U.S. $88,600,000) that those certain insurance carriers shall pay to the Escrow Agent, Ten Million United States Dollars (U.S. $10,000,000) (the “Contingent Payment”) shall be separately maintained in an Escrow Account subject to the provisions set forth in Exhibit C hereto.
          (dd) “Judgment” means (i) the proposed judgment or order by the Court approving the Settlement in the form attached hereto as Exhibit B, and (ii) any of the judgments and orders to be entered by the Bankruptcy Court approving the Settlement.
          (ee) “Lead Plaintiffs” means Teachers’ Retirement System of Oklahoma, Public Employees’ Retirement System of Mississippi, Raiffeisen Kapitalanlage-Geselleschaft m.b.H., and Stichting Pensioenfonds ABP.
          (ff) “Net Settlement Fund” has the meaning defined in ¶ 8 hereof.

          (gg) “Non-Settling Defendants” means Deloitte, BBK, SETECH, and JPMorgan Chase.
          (hh) “Notice” means the Notice of Proposed Settlement With Certain Defendants, Motions for Attorneys’ Fees and-Reimbursement of Expenses and Fairness Hearing, which is to be sent to members of the Class substantially in the form attached hereto as Tab 1 to Exhibit A.
          (ii) “Order for Notice and Hearing” means the proposed order preliminarily approving the Settlement and directing notice thereof to the Class substantially in the form attached hereto as Exhibit A.
          (jj) “Plaintiffs’ Counsel” means Co-Lead Counsel and any other counsel representing Class Members.
          (kk) “Proof of Claim” means the proof of claim form substantially in the form attached as Tab 2 to Exhibit A hereto.
          (ll) “Publication Notice” means the summary notice of proposed Settlement and hearing for publication substantially in the form attached as Tab 3 to Exhibit A.
          (mm) “Released Parties” means (i) any and all of the Settling Defendants, Thomas Wyman, and Shoichiro Irimajiri, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters (including but not limited to Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Incorporated, Citigroup Global Markets, Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston Corporation), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, and Wachovia Capital

Markets, LLC), insurers, co-insurers, re-insurers, consultants, administrators, estates, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Settling Defendant has a controlling interest or which is related to or affiliated with any of the Settling Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest, assigns, or bankruptcy estates of Delphi and its affiliates in the Bankruptcy Case; and (ii) General Motors Corporation, its past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which General Motors Corporation has a controlling interest or which is related to or affiliated with General Motors Corporation, and the legal representatives, heirs, executors, administrators, trustees, successors in interest, or assigns of General Motors Corporation. Notwithstanding the foregoing, the definition of Released Parties shall not include any of the Non-Settling Defendants and Electronic Data Systems Corporation (“EDS”). In addition, the inclusion of General Motors as a Released Party shall not be construed to release any claims asserted in Deka Investment GmbH, et al., v. General Motors Corporation, et al., No. 2:06-cv-12258 (GER) (E.D. Mich.).
          (nn) “Section 510(b) Claim” means the claim against Delphi granted and approved by the Bankruptcy Court in its order approving this Settlement to the Lead Plaintiffs, as representatives of the Class, pursuant to this Stipulation, which shall be an allowed claim in the aggregate face amount of Two Hundred Four Million United States Dollars (U.S. $204,000,000),

with no additional provision to be made for accrued interest, and which shall be a claim classified under the Delphi Plan of Reorganization in separate debt and equity classes based on the plan of allocation approved by the Court, representative of the claims of the Class against Delphi arising out of or relating to any and all claims or causes of action in the Delphi Securities Action.
          (oo) “Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class or individual in nature, including both known claims and Unknown Claims (as defined herein), (i) that have been asserted in the Delphi Securities Action against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members or any of them or the successors and assigns of any of them against any of the Released Parties which arise out of, are based upon, or relate to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Delphi Securities Action and related to the purchase, acquisition, or holding of Delphi Securities.
          (pp) “Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Delphi Securities Action or any forum by the Settling Defendants or any of them or the successors and assigns of any of them against any of the Lead Plaintiffs, any Class Member or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Delphi Securities Action (except Settled Defendants’ Claims does not include all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement, including, without limitation, any of the terms of this Stipulation or orders or judgments issued by the courts in connection with the Settlement or confidentiality obligations).
          (qq) “Settling Defendants’ Opt-out Threshold” has the meaning set forth in ¶ 28 hereof and in the Supplemental Agreement.
          (rr) “Settled Underwriter Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Delphi Securities Action, the Bankruptcy Court, or any forum by the Underwriter Defendants or any of them or the successors and assigns of any of them against the Released Parties, which arise out of or relate in any way to the institution, prosecution, or settlement of the Delphi Securities Action, including any claim for indemnification; provided, however, that the Settled Underwriter Defendants’ Claims shall not include claims arising from that certain Underwriters’ Indemnification Agreement dated as of even date herewith among Delphi and the Underwriter Defendants.
          (ss) “Settlement” means the settlement of the Delphi Securities Action contemplated by this Stipulation.
          (tt) “Settlement Amount” means (i) the Delphi Net Consideration, (ii) the Insurance Payment, (iii) the Insurance Remainder Payment, and (iv) the Underwriter Defendants’ Payment.

          (uu) “Settling Defendants” means Delphi, Delphi Trust I, Delphi Trust II, the Delphi Officer and Directors Defendants, and the Underwriter Defendants.
          (vv) “Stipulation” means this Stipulation and Agreement of Settlement With Certain Defendants.
          (ww) “Taxes” means (i) any and all applicable taxes, duties and similar charges imposed by a government authority (including any estimated taxes, interest or penalties) arising in any jurisdiction, if any (A) with respect to the income or gains earned by or in respect of the Gross Settlement Fund, including, without limitation, any taxes that may be imposed upon Settling Defendants or their counsel with respect to any income or gains earned by or in respect of the Gross Settlement Fund for any period while it is held by the Escrow Agent during which the Gross Settlement Fund does not qualify as a Qualified Settlement Fund for federal or state income tax purposes; or (B) by way of withholding as required by applicable law on any distribution by the Escrow Agent or the Claims Administrator of any portion of the Gross Settlement Fund to Authorized Claimants and other persons entitled hereto pursuant to this Stipulation; and (ii) any and all expenses, liabilities and costs incurred in connection with the taxation of the Gross Settlement Fund (including without limitation, expenses of tax attorneys and accountants). For the purposes of paragraph (A) hereof, taxes imposed on Settling Defendants shall include amounts equivalent to taxes that would be payable by Settling Defendants but for the existence of relief from taxes by virtue of loss carryforwards or other tax attributes, determined by Settling Defendants, acting reasonably, and accepted by the Escrow Agent, acting reasonably.
          (xx) “Underwriter Defendants’ Payment” means One Million, Five Hundred Thousand United States Dollars (U.S. $1,500,000) that certain of the Underwriter Defendants, excepting Bear, Stearns & Co. Incorporated and Credit Suisse Securities (USA) LLC (f/k/a Credit

Suisse First Boston Corporation), shall pay to the Escrow Agent within ten (10) business days after entry by the Court of an order preliminarily approving the Settlement.
          (yy) “Unknown Claims” means any and all Settled Claims which any of the Lead Plaintiffs or Class Members does not know or suspect to exist in his, her or its favor as of the Effective Date and any Settled Defendants’ Claims which any Settling Defendant does not know or suspect to exist in his, her or its favor as of the Effective Date, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims and Settled Defendants’ Claims, the parties stipulate and agree that upon the Effective Date, the Lead Plaintiffs and the Settling Defendants shall expressly waive, and each Class Member shall be deemed to have waived, and by operation of the Judgments shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any state of the United States, or principle of common law or otherwise, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Lead Plaintiffs and Settling Defendants acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Settled Claims and Settled Defendants’ Claims was separately bargained for and was a key element of the Settlement.
SCOPE AND EFFECT OF SETTLEMENT
     2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Delphi Securities Action as part of the Settlement and any and all Settled Claims as against all Released Parties and any and all Settled Defendants’ Claims.

     3. (a) Upon the Effective Date of the Settlement, Lead Plaintiffs and all Class Members on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, with respect to each and every Settled Claim, release and forever discharge, and are forever enjoined from prosecuting, any Settled Claim against any of the Released Parties, and shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States or elsewhere, on their own behalf or on behalf of any class or any other person, any action, suit, cause of action, claim or demand against any Released Party or any other person who may claim any form of contribution or indemnity from any Released Party in respect of any Settled Claim or any matter related thereto, at any time on or after the Effective Date.
         (b) Upon the Effective Date of the Settlement, the Settling Defendants, on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, release and forever discharge each and every one of the Settled Defendants’ Claims, and are forever enjoined from prosecuting the Settled Defendants’ Claims against Lead Plaintiffs, all Class Members and their respective counsel.
         (c) Upon the Effective Date of the Settlement, the Underwriter Defendants on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, with respect to each and every Settled Underwriter Defendants’ Claim, release and forever discharge, and are forever enjoined from prosecuting, any Settled Underwriter Defendants’ Claims against the Released Parties, and shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States or elsewhere, on their own behalf or on behalf of any class or any other person, any action, suit, cause of action, claim or demand against the Released Parties or any other person who may claim any form of contribution or indemnity from the Released Parties in respect of any Settled Underwriter Defendants’ Claim or any matter related thereto, at any time on or after the Effective Date, provided, however, that the Settled Underwriter Defendants’ Claims shall not include claims arising from that certain Underwriters’ Indemnification Agreement dated as of even date herewith among Delphi and the Underwriter Defendants.
THE BAR ORDER
     4. The Court shall include the Bar Order in ¶¶ 5-6 in its final Judgment approving the Settlement. The Bar Order shall be approved by the Court as fair to all persons or entities, including but not limited to (a) the Defendants; (b) the Class; and (c) to the Non-Settling Defendants.
     5. The Bar Order shall provide that:
          (a) In accordance with 15 U.S.C. § 78u-4(f)(7)(A), any and all claims for contribution arising out of the claims or allegations of the Delphi Securities Action or any Settled Claim (i) by any person or entity against any of the Released Parties, and (ii) by any of the Released Parties against any person or entity other than a person or entity whose liability has been extinguished by the settlement of the Released Party, are hereby permanently barred, extinguished, discharged, satisfied, and unenforceable. In accordance with 15 U.S.C. § 78u-4(f)(7)(B), any final verdict or judgment that might be obtained by or on behalf of the Class or a Class Member against any person or entity for loss for which such person or entity and any Released Party are found to be jointly liable shall be reduced by the greater of (i) an amount that corresponds to the percentage of responsibility of any such Released Party(s) for common damages or (ii) the amount paid to the Class by or on behalf of each such Released Party for common damages.
          (b) Complete Bar Order: Any person or entity receiving notice of the Notice, or having actual knowledge of the Notice, or having actual knowledge of sufficient facts that would cause such person to be charged with constructive notice of the Notice (such persons, the “Barred Persons”) is permanently barred, enjoined, and restrained from commencing, prosecuting, continuing, or asserting any claim against the Released Parties arising under federal, state, or foreign statutory or common-law rule, however styled, whether for indemnification or contribution or otherwise, where the claim or the alleged injury of such Barred Person is or arises from or relates to that Barred Person’s or entity’s alleged liability to the Class or any Class Member (“Barred Claims”); provided, however, that if: (a) the Class or any Class Member obtains any judgment against any such Barred Person based upon, arising out of, or relating to any Settled Claim arising under the Securities Act of 1933 (“Securities Act”) for which such Barred Person and any Released Party is found to be jointly and severally liable, that person or entity shall be entitled to a judgment credit equal to an amount that is the greater of (i) the amount paid to the Class by or on behalf of each Released Party for common damages pursuant to the Securities Act; or (ii) an amount that corresponds to the percentage of responsibility of any Released Party that constitute “covered persons” pursuant to 15 U.S.C. § 78u-4(f)(10)(C) for common damages pursuant to the Securities Act; and/or (b) the Class or any Class Member obtains any judgment against any such Barred Person based upon, arising out of, or relating to any Settled Claim arising under the Securities Exchange Act of 1934 (“Exchange Act”) for which such Barred Person and any Released Party is found to be jointly liable, that Barred Person shall be entitled to a judgment credit equal to an amount that is the greater of (i) the amount paid to the Class by or on behalf of each Released Party for common damages pursuant to the Exchange Act or (ii) an amount that corresponds to the percentage of responsibility of any Released Party for common damages pursuant to the Exchange Act.

     6. The Bar Order shall provide that a Settling Defendant shall not be enjoined from bringing Barred Claims against a Barred Person if for any reason such Barred Person asserts, or is legally not barred by the Bar Order from bringing, Barred Claims against such Settling Defendant.
SETTLEMENT CONSIDERATION
     7. In consideration for the release and discharge provided for in ¶ 3(a) hereof, Settling Defendants shall distribute or pay or cause to be paid the Settlement Amount, as prescribed below.
          (a) The certain insurance carriers party to the Insurance Agreement shall pay to the Escrow Agent, on behalf of the Delphi Officer and Director Defendants, the Insurance Payment and the Insurance Remainder Payment, within ten (10) business days after entry by the Court of an order preliminarily approving the Settlement.
          (b) The Underwriter Defendants, with the exception of Bear Stearns & Co. Incorporated and Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston Corporation), shall pay to the Escrow Agent the Underwriter Defendants’ Payment, in the aggregate, within ten (10) business days after entry by the Court of an order preliminarily approving the Settlement.
          (c) Delphi shall distribute pursuant to the Escrow Agreement the Delphi Net Consideration as soon as practicable after the later of (i) the satisfaction of each of the conditions in ¶ 29(a)-(g), or (ii) the Bankruptcy Effective Date.
     8. (a) The Gross Settlement Fund shall be used to pay (i) the Notice, Publication Notice, and administration costs referred to in ¶ 10 hereof, (ii) the attorneys’ fee and expense award referred to in ¶ 13 hereof, and (iii) the remaining administration expenses referred to in ¶ 14 hereof. The balance of the Gross Settlement Fund after the above payments and the payment of any Taxes

(as defined herein) shall be the Net Settlement Fund. At a time following the Effective Date, the Net Settlement Fund shall be distributed to Authorized Claimants as provided in ¶¶ 15-17 hereof, subject to additional funds received, if any, from the Insurance Remainder Payment and/or the Contingent Payment as provided in Exhibit C hereto. Any sums required to be held in escrow hereunder shall be held by the Escrow Agent. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court until such time as the funds shall be distributed to Authorized Claimants or paid to the persons paying the same pursuant to this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in excess of U.S. $100,000 in short term United States Agency or Treasury Securities (or a mutual fund invested solely in such instruments), and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than U.S. $100,000 may be held in a bank account insured by the Federal Deposit Insurance Corporation (“FDIC”). The parties hereto agree that the Gross Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1, and that the Escrow Agent as administrator of the Gross Settlement Fund within the meaning of Treasury Regulation § I.468B-2(k)(3), shall be responsible for filing tax returns and any other tax reporting for or in respect of the Gross Settlement Fund and paying from the Gross Settlement Fund any Taxes owed with respect to the Gross Settlement Fund. The parties hereto agree that the Gross Settlement Fund shall be treated as a Qualified Settlement Fund from the earliest date possible, and agree to any relation-back election required to treat the Gross Settlement Fund as a Qualified Settlement Fund from the earliest date possible. Delphi agrees to provide promptly to the Escrow Agent the statement described in Treasury Regulation § I.468B-3(e).
          (a) All Taxes (as defined herein) shall be paid out of the Gross Settlement Fund, shall be considered to be a cost of administration of the Settlement and shall be timely paid by the

Escrow Agent without prior Order of the Court. The Gross Settlement Fund or the Escrow Agent shall, to the extent required by law, be obligated to withhold from any distributions to Authorized Claimants and other persons entitled thereto pursuant to this Stipulation any funds necessary to pay Taxes including the establishment of adequate reserves for Taxes as well as any amount that may be required to be withheld under Treasury Reg. 1.468B-(1)(2) or otherwise under applicable law in respect of such distributions. Further, the Gross Settlement Fund shall indemnify and hold harmless the Settling Defendants and their counsel for Taxes (including, without limitation, taxes payable by reason of any such indemnification payments).
          (b) None of the Settling Defendants, the Released Parties or their respective counsel shall have any responsibility for or liability whatsoever with respect to (i) any act, omission or determination of Co-Lead Counsel, the Escrow Agent or the Claims Administrator, or any of their respective designees or agents, in connection with the administration of the Settlement or otherwise; (ii) the management, investment or distribution of the Gross Settlement Fund; (iii) the Plan of Allocation; (iv) the determination, administration, calculation or payment of any claims asserted against the Gross Settlement Fund; (v) any losses suffered by, or fluctuations in the value of, the Gross Settlement Fund; or (vi) the payment or withholding of any Taxes, expenses and/or costs incurred in connection with the taxation of the Gross Settlement Fund or the filing of any returns.
          (c) Authorized Claimants shall provide any and all such information that the Claims Administrator may reasonably require and is required by applicable law in respect of Taxes and filings and reporting for Taxes, before any distributions are made to Authorized Claimants as contemplated hereby, and the Claims Administrator may, without liability to the Authorized

Claimants, delay such distributions unless and until such information is provided in the form required by the Claims Administrator.
ADMINISTRATION
     9. The Claims Administrator shall administer the Settlement subject to the jurisdiction of the Court for all members of the Class. To the extent reasonably necessary to effectuate the terms of the Settlement, Delphi shall provide to the Claims Administrator, without charge, all information from Delphi’s transfer records concerning the identity of Class Members and their transactions. Such transfer information shall be in electronically readable form where available in such form.
     10. (a) The Escrow Agent, acting solely in its capacity as escrow agent, shall be subject to the jurisdiction of the Court.
          (b) The Escrow Agent may pay from the Gross Settlement Fund, without further approval from Settling Defendants, all reasonable costs and expenses up to the amount of U.S. $500,000 associated with identifying and notifying the Class Members and effecting mailing of the Notice and Proof of Claim and publication of the Publication Notice to the Class, and the administration of the Settlement, including without limitation, the actual costs of printing and mailing the Notice and Proof of Claim, publication of the Publication Notice, reimbursements to nominee owners for forwarding the Notice and Proof of Claim to their beneficial owners, the reasonable administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims, and all reasonable fees and expenses of the Escrow Agent authorized by the Escrow Agreement. In the event that the Settlement is terminated, as provided for herein, notice and administration costs paid or incurred in connection with this paragraph shall not be returned to the persons who paid the Settlement Amounts.

          (c) The Escrow Agent may rely upon any notice, certificate, instrument, request, paper or other document reasonably believed by it to be genuine and to have been made, sent or signed by an authorized signatory in accordance with this Stipulation, and shall not be liable for (and will be indemnified from the Gross Settlement Fund and held harmless from and against) any and all claims, actions, damages, costs (including reasonable attorneys’ fees) and expenses claimed against or incurred by the Escrow Agent for any action taken or omitted by it, consistent with the terms hereof and those of any separate escrow agreements concerning the Gross Settlement Amount, in connection with the performance by it of its duties pursuant to the provisions of this Stipulation or order of the courts, except for its gross negligence or willful misconduct. If the Escrow Agent is uncertain as to its duties hereunder, the Escrow Agent may request that Lead Plaintiffs (and, prior to the Effective Date, Delphi) sign a document which states the action or non-action to be taken by the Escrow Agent. In the event the Settlement is terminated, as provided for herein, indemnified amounts and expenses incurred by the Escrow Agent in connection with this paragraph shall not be returned to the persons who paid the Settlement Amounts.
BANKRUPTCY CASE ADMINISTRATION
     11. (a) Delphi will make a motion, and will use reasonable efforts to cause such motion to be returnable at the September 2007 omnibus hearing date in the Bankruptcy Case, requesting an order from the Bankruptcy Court (i) certifying the Class under Bankruptcy Rule 7023 for purposes of this Settlement only, (ii) approving this Settlement, the settlement of the Delphi ERISA Action, and the Insurance Agreement, (iii) allowing the Section 510(b) Claim in the Bankruptcy Case; (iv) directing the Lead Plaintiffs and any other “named plaintiffs” to vote all chapter 11 ballots provided to them pursuant to the solicitation procedures order in the Bankruptcy

Case by virtue of the Section 510(b) Claim or any proof of claim related to the Delphi Securities Action in favor of the Delphi Plan of Reorganization incorporating and consistent with this Settlement; and (v) lifting the automatic stay as to those documents previously provided to Lead Plaintiffs pursuant to that certain Agreed Order dated April 16, 2007 (Docket No. 7718 in the Bankruptcy Case), which lifting shall be effective on the latter of the Court’s preliminary approval of this Settlement or the date the Bankruptcy Court enters an order approving this Settlement.
          (b) Upon the Bankruptcy Court’s entry of an order approving this Settlement, and certifying the Class for purposes of this Settlement only as set forth in ¶ 11(a) above, Lead Plaintiffs will withdraw, without prejudice, that certain proof of claim in the Bankruptcy Case, number 14092 and dated July 31, 2006, and all other proofs of claim filed by Lead Plaintiffs on behalf of the Class in the Bankruptcy Case, which proofs of claim shall be withdrawn with prejudice on the Effective Date.
          (c) Upon the Bankruptcy Court’s entry of an order approving this Settlement, and certifying the Class for purposes of this Settlement only as set forth in ¶ 11(a) above, any individual proof of claim filed in the Bankruptcy Case by Lead Plaintiffs and any other named plaintiff in the Delphi Securities Action, or on their behalf, in any capacity other than as representatives of the Class and relating to the allegations asserted in the Delphi Securities Action (including but not limited to the proofs of claim identified in Exhibit D hereto) shall be deemed to be estimated, only for purposes of voting with respect to the Delphi Plan of Reorganization, in the amount of One United States dollar (U.S. $1), and shall be classified pursuant to the Delphi Plan of Reorganization in the separate debt or equity classes applicable to the Section 510(b) Claim according to the type of security or securities on which such proof of claim is based, as disclosed by Lead Plaintiffs in prior filings in the Delphi Securities Action, it being understood that such proofs of claim shall be entitled to vote in more than one class as appropriate.
          (d) Nothing in this Stipulation shall limit, reduce or impact in any way any individual, non-class claim asserted against Delphi in the Bankruptcy Case by Lead Plaintiffs or any Class Member that is not based on or related to the Settled Claims, including but not limited to claims based on any such Lead Plaintiffs or Class Member’s status as a holder of any Delphi Securities, which are not classified as a Section 510(b) Claim.
          (e) Provided that the Delphi Plan of Reorganization is consistent with and incorporates the Settlement as reflected in this Stipulation, Lead Plaintiffs shall cast any and all votes concerning the Delphi Plan of Reorganization under their control by virtue of a claim filed by them or on their behalf or granted to them in the Bankruptcy Case, in either their individual or representative capacity, including without limitation the Section 510(b) Claim in favor of and in acceptance of the Delphi Plan of Reorganization; provided, however, that nothing herein shall constitute an offer with respect to any securities or solicitation of acceptance of a chapter 11 plan. Such Offer or solicitation only shall be made in compliance with all applicable securities laws and/or provisions of the Bankruptcy Code.
          (f) Upon the Bankruptcy Court’s entry of an order approving this Settlement, the Underwriter Defendants shall withdraw, and shall be deemed to have withdrawn, all proofs of claim filed in the Bankruptcy Case concerning any claims to indemnification, contribution or other reimbursement from Delphi on account of or relating to the Delphi Securities Action, including but not limited to the proofs of claim set forth in Exhibit E hereto; provided, however, that in the event this Settlement is terminated, the Underwriter Defendants’ proofs of claim in the Bankruptcy Case that were withdrawn and deemed withdrawn pursuant to this Stipulation shall be reinstated and all parties shall revert to their respective status concerning such claims as of immediately prior to execution of this Stipulation.
     12. Upon the Effective Date, other than the Section 510(b) Claim, the Lead Plaintiffs and any other “named plaintiff’ in the Delphi Securities Action will withdraw with prejudice and will be deemed to have withdrawn any proof of claim relating to the allegations asserted in the Delphi Securities Action and filed in the Bankruptcy Court by them or on their behalf in either their individual or representative capacity (including but not limited to the proofs of claim identified in Exhibit D hereto).
ATTORNEYS’ FEES AND EXPENSES
     13. Co-Lead Counsel will apply to the Court for an award of attorneys’ fees and reimbursement of expenses payable from the Gross Settlement Fund. All Plaintiffs’ Counsel shall further provide to the Court, as part of the motion for approval of the Settlement, all necessary information required by the Court concerning the total award of attorneys’ fees and reimbursement of expenses to be payable from the Gross Settlement Fund. Such amounts as are awarded by the Court to Co-Lead Counsel from the Gross Settlement Fund shall be payable immediately upon award (and, in the case of the Delphi Net Consideration, upon Delphi’s distribution to the Escrow Agent pursuant to this Stipulation), notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s obligations to make appropriate refunds or repayments to the Gross Settlement Fund plus accrued interest at the same rate as is earned by the Gross Settlement Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed or for whatever reason the Settlement is terminated pursuant to ¶ 30 hereof. Settling Defendants shall have no obligations whatsoever with respect to any attorneys’ fees or expenses incurred by Plaintiffs’ Counsel beyond those awarded by the Court to Plaintiffs’ Counsel, which shall be payable solely from the Gross Settlement Fund.
CLASS DISTRIBUTION ORDER/ADMINISTRATION EXPENSES
     14. Co-Lead Counsel will apply to the Court for an order (the “Class Distribution Order”) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted herein, and approving any fees and expenses not previously applied for relating to the administration of the Settlement, including the fees and expenses of the Claims Administrator, and, only if the Effective Date and Bankruptcy Effective Date have both occurred, directing payment of the Net Settlement Fund to Authorized Claimants.
DISTRIBUTION TO AUTHORIZED CLAIMANTS
     15. The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim (as defined in the plan of allocation described in the Notice annexed hereto as Tab 1 to Exhibit A (the “Plan of Allocation”)).
     16. It is understood and agreed by the parties that the proposed Plan of Allocation, including, but not limited to, any adjustments to any Authorized Claimant’s claim set forth herein, is not part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the Finality of the Court’s Judgment approving the Stipulation and the Settlement set forth herein, or any other orders entered pursuant to the Stipulation.
     17. Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his, her or its recognized claim compared to the total recognized claims of all Authorized Claimants. This is not a claims-made settlement. Delphi, the certain insurers party to the Insurance Agreement, and the Underwriter Defendants shall not be entitled to receive any of the Gross Settlement Fund following the later of the Effective Date and Bankruptcy Effective Date. The Settling Defendants shall have no involvement in reviewing or challenging claims filed with the Claims Administrator in this Settlement.
ADMINISTRATION OF THE SETTLEMENT
     18. Any Class Member who does not submit a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Fund but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Delphi Securities Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.
     19. The Claims Administrator shall process the Proofs of Claim and, after the Bankruptcy Effective Date and entry of the Class Distribution Order, shall distribute the Net Settlement Fund to Authorized Claimants. Except for the obligation of Delphi, the certain insurers party to the Insurance Agreement, and the Underwriter Defendants to pay or distribute or cause to be paid the Settlement Amounts to the Escrow Agent in accordance with ¶ 7(a) and (b) hereof, and for Delphi to (i) cooperate in the production of information with respect to the identification of Class Members from its shareholder transfer records, as provided herein and (ii) comply with ¶ 37, the Released Parties shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Co-Lead Counsel shall have the right, but not the obligation, to advise the Claims Administrator to waive what Co-Lead Counsel deem to be formal or technical defects in any Proofs of Claim submitted in the interests of achieving substantial justice.
     20. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

          (a) Each Class Member shall be required to submit a Proof of Claim (see attached Tab 2 to Exhibit A), supported by such documents as are designated therein, including proof of the transactions claimed and the losses incurred thereon or such other documents or proof as the Claims Administrator, in its discretion, may deem acceptable;
          (b) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to the Settlement (unless, by court Order, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Delphi Securities Action, and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims. Provided that it is received before the first motion for the Class Distribution Order is filed, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;
          (c) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, which shall determine in accordance with this Stipulation and the approved Plan of Allocation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below;
          (d) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the claimant in order to attempt to remedy the curable deficiencies in the Proof of Claim submitted.

The Claims Administrator shall notify, in a timely fashion and in writing, each claimant whose Proof of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the claimant whose claim is to be rejected has the right to a review by the Court if the claimant so desires and complies with the requirements of subparagraph (e) below; and
          (e) If any claimant whose claim has been rejected in whole or in part desires to contest such rejection, the claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a final review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Co-Lead Counsel shall thereafter present the request for review to the Court.
     21. The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, for approval in the Class Distribution Order.
     22. Each claimant shall be deemed to have submitted to the jurisdiction of the Court, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that claimant’s status as a Class Member and the validity and amount of such claimant’s claim. No discovery shall be allowed on the merits of the Delphi Securities Action or the Settlement in connection with processing of the Proofs of Claim.
     23. Payment pursuant to the Settlement shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved pursuant to the Class Distribution Order shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Delphi Securities Action, and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.
     24. All proceedings with respect to the administration, processing and determination of claims described by ¶ 20 hereof, and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.
     25. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator, only after the later of the Effective Date and Bankruptcy Effective Date and after all Claims have been processed, and all claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to contest with the Claims Administrator such rejection or disallowance.
TERMS OF ORDER FOR NOTICE AND HEARING
     26. (a) Promptly after this Stipulation has been fully executed, Co-Lead Counsel shall apply to the Court for entry of an Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A, which Order shall, among other provisions, certify the Class for settlement purposes only, and direct the Lead Plaintiffs and any other “named plaintiffs” to vote all chapter 11 ballots provided to them pursuant to the solicitation procedures order in the Bankruptcy Case by virtue of the Section 510(b) Claim or any proof of claim related to the Delphi Securities Action in favor of the Delphi Plan of Reorganization consistent with and incorporating this Settlement.
          (b) The mailing of the Notice and publication of the Publication Notice shall not occur until the Order for Notice and Hearing been entered.

TERMS OF ORDER AND FINAL JUDGMENT
     27. If the Settlement contemplated by this Stipulation is approved by the Court, Co-Lead Counsel and Settling Defendants’ Counsel shall request that a Judgment be entered in the form annexed hereto as Exhibit B.
SUPPLEMENTAL AGREEMENT
     28. Simultaneously herewith, Lead Plaintiffs’ Counsel and Settling Defendants’ counsel are executing a “Supplemental Agreement.” Unless otherwise directed by the Court, the Supplemental Agreement will not be filed with the Court. Pursuant to the Supplemental Agreement, a Settling Defendant may terminate this Settlement if potential Class Members who purchased in the aggregate in excess of a certain amount of Delphi Securities during the Class Period (the “Opt-out Threshold”) elect to opt out of the Settlement. The Opt-out Threshold may be disclosed to the Court for purposes of the approval of the Settlement, as may be required by the Court, but such disclosure shall be carried out to the fullest extent possible in accordance with the practices of the Court so as to maintain the Opt-out Threshold as confidential. In the event of a termination of this Settlement pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect, with the exception of the provisions of ¶ 32 which shall continue to apply. The Supplemental Agreement also sets forth Delphi’s agreement with respect to the handling of proofs of claim of putative Class Members that opt out of the Class, and the discovery obligations of Delphi and the Underwriter Defendants.
EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION
     29. The “Effective Date” of the Settlement shall be the date when all the following conditions of settlement shall have occurred:
              (a) payment of Insurance Payment and the Underwriter Defendants’ Payment;

          (b) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure;
          (c) entry by the Court of a Judgment, in all material respects in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Judgment, or, if any appeal is filed, after such Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters a Judgment in a form other than that provided above (“Alternative Judgment”) and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes Final;
          (d) approval by the Court of the settlement in the Delphi ERISA Action becoming Final;
          (e) entry by the Bankruptcy Court of an order(s) approving the Settlement, and the settlement in the Delphi ERISA Action, and such order(s) becoming Final;
          (f) approval by the Bankruptcy Court of the Insurance Agreement becoming Final;
          (g) approval by the Court of the Bar Order provisions in the Judgment approving the Settlement becoming Final;
          (h) distribution of the Delphi Net Consideration, pursuant to this Stipulation;
          (i) expiration of the time to exercise the termination rights provided in ¶ 30 hereof.
     30. Lead Plaintiffs and Settling Defendants shall each have the right to terminate the Settlement and thereby this Stipulation by providing written notice of their election to do so (“Termination Notice”) to one another hereto within thirty (30) days of any of the following: (a)

the Court declining to enter the Order for Notice and Hearing in any material respect; (b) the Court refusing to approve this Settlement as set forth in this Stipulation; (c) the Court declining to enter the Judgment in any material respect or entering an Alternative Judgment; (d) the Court declining to enter in any material respect the Bar Order provisions in the Court’s Judgment or order approving the Settlement; (e) the Bankruptcy Court refusing to approve this Settlement or the Insurance Agreement; (f) the date upon which a Judgment is modified or reversed in any material respect by any level of appellate court; (g) the date upon which an Alternative Judgment is modified or reversed in any material respect by any level of appellate court; (h) the date upon which the settlement in the Delphi ERISA Action is terminated; or (i) the failure of the Insurance Payment, the Insurance Remainder Payment, or Underwriter Defendants’ Payment to be made pursuant to this Stipulation; provided, however, that all termination rights provided under this Stipulation shall expire upon Delphi’s distribution of the Delphi Net Consideration pursuant to this Stipulation.
     31. Notwithstanding anything else in this Stipulation, any Settling Defendants may, in accordance with the terms set forth in the Supplemental Agreement, and in his, her or its sole and unfettered discretion, elect in writing to terminate the Settlement and this Stipulation if the Settling Defendants’ Opt-out Threshold is exceeded or as otherwise provided in the Supplemental Agreement.
     32. Except as otherwise provided herein, in the event the Settlement is terminated, the parties to this Stipulation shall be deemed to have reverted to their respective status in the Delphi Securities Action and, with respect to each other, in the Bankruptcy Case, immediately prior to the execution of this Stipulation and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered. Furthermore, within ten (10) business days following any termination of this Settlement, the Escrow Agent shall pay an amount equal to the Settlement Amounts previously paid by Delphi, the Underwriter Defendants, and/or the certain insurers party to the Insurance Agreement, as the case may be, to Delphi, the Underwriter Defendants, and/or the certain insurers party to the Insurance Agreement, as the case may be, together with any interest or other income earned thereon or in respect thereof, less any Taxes paid or due with respect to such income, less any amounts required to be paid to the Escrow Agent pursuant to the relevant escrow agreement, and less any reasonable costs of administration and notice actually incurred and paid or payable from the Settlement Amount (as described in ¶ 10 hereof), less any applicable withholding taxes.
NO ADMISSION OF WRONGDOING
     33. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:
          (a) shall not be offered or received against any of the Settling Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of those Settling Defendants with respect to the truth of any fact alleged by any of the plaintiffs or the validity of any claim that has been or could have been asserted in the Delphi Securities Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Delphi Securities Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Settling Defendants;
          (b) shall not be offered or received against the Settling Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any of the Settling Defendants;
          (c) shall not be offered or received against the Settling Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Settling Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Released Parties may refer to it to effectuate the liability protection granted them hereunder;
          (d) shall not be construed against any of the Settling Defendants as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial; and
          (e) shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or any of the Class Members that any of their claims are without merit, or that any defenses asserted by the Settling Defendants have any merit, or that damages recoverable under the Delphi Securities Action would not have exceeded the Gross Settlement Fund.
MISCELLANEOUS PROVISIONS
     34. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.
     35. In the event that the Lead Plaintiffs determine to compromise and settle any claim against any party other than a Non-Settling Defendant or EDS arising from or relating to the Delphi Securities Action, Lead Plaintiffs shall cause any such settlement to bar that party from making any claims for indemnification and/or contribution against any of the Released Parties or otherwise seeking indemnification and/or contribution from any of the Released Parties.
     36. Delphi, to the best of its knowledge, represents that it has disclosed to Lead Plaintiffs, all claims that Delphi has identified as timely filed proofs of claim in the Bankruptcy

Case filed by or on behalf of persons asserting claims in the Bankruptcy Case based on Settled Claims.
     37. If Lead Plaintiffs determine that it is appropriate to distribute Delphi Plan Currency, other than cash, to the Authorized Claimants, Delphi will cooperate by communicating and providing directives, as appropriate, to its transfer agent. If Delphi undertakes any obligation pursuant to this paragraph that results in a payment obligation to the transfer agent, or otherwise, such payment obligation will be satisfied from the Gross Settlement Fund.
     38. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, Lead Plaintiffs and Settling Defendants agree not to assert in any forum that the Delphi Securities Action was brought by the plaintiffs or defended by Settling Defendants in those actions in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Delphi Securities Action. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.
     39. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all parties hereto or their successors-in-interest.
     40. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
     41. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and that Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and expenses to Co-Lead Counsel and enforcing the terms of this Stipulation.
     42. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
     43. This Stipulation and its exhibits, the Supplemental Agreement, and any related escrow agreements constitute the entire agreement concerning the Settlement of the Delphi Securities Action, and no representations, warranties, or inducements have been made by or on behalf of any party hereto concerning this Stipulation, its exhibits, and the Supplemental Agreement other than those contained and memorialized in such documents.
     44. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.
     45. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.
     46. The construction and interpretation of this Stipulation and the Supplemental Agreement shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law of the United States requires that federal law governs.
     47. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm’s-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.
     48. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.
     49. Lead Plaintiffs and Settling Defendants agree to cooperate fully with one another in seeking (i) Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement, and (ii) confirmation by the Bankruptcy Court of the Delphi Plan of Reorganization (assuming the Delphi Plan of Reorganization is consistent with the terms of this Stipulation) and any request made to the Bankruptcy Court to approve this Settlement and the Insurance Agreement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement, confirmation by the Bankruptcy Court of the Delphi Plan of Reorganization (again assuming the Delphi Plan of Reorganization is consistent with the terms of this Stipulation), and final approval of any request made to the Bankruptcy Court to approve this Settlement.

DATED: August 31, 2007

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

By:	/s/ Hannah E. Greenwald
Max W. Berger
John P. Coffey
Jeffrey N. Leibell
Hannah E. Greenwald
1285 Avenue of the Americas
New York, New York 10019
Telephone: (212) 554-1400
Facsimile: (212) 554-1444

Co-Lead Counsel for Lead Plaintiffs

SCHIFFRIN BARROWAY TOPAZ & KESSLER, LLP

By:	/s/ Michael K. Yarnoff
Michael K. Yarnoff
Sean M. Handler
Kay E. Sickles
280 King of Prussia Road Radnor, PA 19087 Telephone: (610) 667-7056 Facsimile: (610) 667-7706

Co-Lead Counsel for Lead Plaintiffs

NIX PATTERSON & ROACH, L.L.P.

By:	/s/ Bradley E. Beckworth by permission MKY 8/31/07
Bradley E. Beckworth
Jeffrey J. Angelovich
Susan Whatley
205 Linda Drive Daingerfield, TX 75638 Telephone: (903) 645-7333 Facsimile: (903) 645-4415

Co-Lead Counsel for Lead Plaintiffs

GRANT & EISENHOFER P.A.

By:	/s/ James J. Sabella by permission HG 8/31/07
Stuart M. Grant
James J. Sabella
Sharan Nirmul
485 Lexington Avenue, 29th Floor New York, NY 10017 Telephone: (646) 722-8500

Co-Lead Counsel for Lead Plaintiffs

SHEARMAN & STERLING LLP

By:	/s/ Brian H. Polovoy Stuart J. Baskin
Brian H. Polovoy
Marc D. Ashley
599 Lexington Avenue New York, New York 10022-6069 Telephone: (212) 848-4000 Facsimile: (212) 848-7179

Counsel for Delphi Corporation,
Delphi Trust I, Delphi Trust II, Robert H. Brust,
Virgis W. Colbert, David N. Farr, Bernd
Gottschalk, Susan A. McLaughlin,
Oscar de Paula Bernardes Neto, Cynthia A.
Niekamp, John D. Opie, Roger S. Penske, Donald
L. Runkle, John D. Sheehan, and Patricia C. Sueltz

BAKER BOTTS L.L.P.

By:	/s/ William H. Jeffress, Jr. (w/consent MPA on 8/31/07) William H. Jeffress, Jr.
Bridget M. Moore
Michael G. Pattillo, Jr.
Joe R. Caldwell, Jr.
1299 Pennsylvania Avenue, N.W. Washington, DC 20004-2400 Telephone: (202) 639-7788 Facsimile: (202) 639-7980

Counsel for J.T. Battenberg III

O’MELVENY & MYERS LLP

By:	/s/ Robert M. Stern (per consent MJL 8/31/07) Robert N. Eccles
Robert M. Stern
1625 Eye Street, NW Washington, DC 20006-4001 Telephone: (202) 383-5315 Facsimile: (202) 383-5414

Counsel for Alan S. Dawes

PEPPER HAMILTON LLP

By:	/s/ Matthew J. Lund Matthew J. Lund
100 Renaissance Center Suite 3600 Detroit, MI 48243-1157 Telephone: (313) 259-7110

Counsel for Paul R. Free

MILLER, CANFIELD, PADDOCK and STONE, PLC

By:	/s/ Matthew P. Allen Thomas W. Cranmer
Matthew P. Allen
150 W. Jefferson, Suite 2500 Detroit, Michigan 48226 (313) 963-6420

Counsel for John G. Blahnik

SIDLEY AUSTIN LLP

By:	/s/ Andrew W. Stern A. Robert Pietrzak
Andrew W. Stern
787 Seventh Avenue New York, NY 10019 Telephone: (212) 839-5397 Facsimile: (212) 839-5599

Counsel for Banc of America Securities LLC,
Barclays Capital Inc., Bear, Stearns & Co.
Incorporated, Citigroup Global Markets, Credit
Suisse Securities (USA) LLC (f/k/a Credit Suisse
First Boston Corporation), Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Morgan Stanley
& Co. Incorporated, UBS Securities LLC, and
Wachovia Capital Markets, LLC

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